Exhibit 5.1

Letterhead of Kane Kessler, P.C.

1350 Avenue of the Americas, 26th Floor

New York, New York 10019

October 15, 2013

Montalvo Spirits, Inc.

4326 Laurel Glen Drive

Moorpark, CA 93021

Re:	Registration Statement on Form S-1 of Montalvo Spirits, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Montalvo Spirits, Inc., a Nevada corporation (the “Company”) in connection with the Company’s preparation and filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed to register 9,100,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of which 703,000 shares have been issued to Lincoln Park Capital Fund, LLC (the “Selling Shareholder”) and an additional 8,397,000 shares of Common Stock are issuable to the Selling Shareholder pursuant to that certain Purchase Agreement, dated August 29, 2013, between the Company and the Selling Shareholder (the “Purchase Agreement”), in order to permit the Selling Shareholder to offer the Shares for resale from time to time (the “Resale”). We understand that the Securities are to be sold by the Selling Shareholder to the public from time to time as described in the Registration Statement. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Registration Statement.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date and currently in effect, (ii) the By-laws of the Company currently in effect, and records of certain of the Company's corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Montalvo Spirits, Inc.

October 15, 2013

Based upon and subject to the foregoing and the other qualifications set forth herein, we are of the opinion that (i) the 703,000 shares of Common Stock held by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable; (ii) the 8,397,000 shares of Common Stock that may be subsequently sold and issued by the Company to the Selling Shareholder in accordance with the terms of the Purchase Agreement have been duly authorized, and, upon receipt of all and adequate consideration therefor owed to the Company in accordance with the terms of the Purchase Agreement (assuming such consideration exceeds the par value therefor), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Montalvo Spirits, Inc.

October 15, 2013

This opinion is being furnished as of the date hereof in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By: /s/ Kane Kessler, P.C.